UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☐           Definitive Proxy Statement

☐          Definitive Additional Materials

☒          Soliciting Material Under Rule 14a-12

CHICO’S FAS, INC.
(Name of Registrant as Specified in Its Charter)

BARINGTON COMPANIES EQUITY PARTNERS, L.P.
BARINGTON COMPANIES INVESTORS, LLC
BARINGTON CAPITAL GROUP, L.P.
LNA CAPITAL CORP.
JAMES A. MITAROTONDA
JANET E. GROVE
HILCO, INC.
JOSEPH R. GROMEK
SMS CAPITAL, LLC
THOR ECM LLC
J.M. COHEN LONG-TERM INVESTMENT FUND, L.P.

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Barington Companies Equity Partners, L.P., together with the other participants named herein (collectively, the “Barington Group”), intends to file a preliminary proxy statement and an accompanying WHITE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of director nominees at the 2016 annual meeting of stockholders of Chico’s FAS, Inc., a Florida corporation (the “Company”).

Item 1:  On May 26, 2016, The Wall Street Journal issued the following article, which includes certain statements made by James A. Mitarotonda, Chairman and Chief Executive Officer of Barington Capital Group, L.P.:

CHICO’S UNVEILS MORE COST-CUTTING EFFORTS; RESULTS MISS EXPECTATIONS

Women’s retailer anticipates additional annual savings of $50 million to $70 million

By Tess Stynes

Chico’s FAS Inc., under pressure from an activist investor, reported results for the first quarter that missed expectations, and the women’s apparel retailer said it had stepped up its cost-cutting efforts.

Shares, down 37% over the past 12 months, fell 3% to $10.52 in recent trading.

Chico’s disclosed cost-savings efforts that include new initiatives to simplify its supply chain and to improve marketing while aiming to generate additional annual savings of $50 million to $70 million. The moves are in addition to a previously disclosed revamp of the company’s marketing and digital commerce functions.

The results come days after activist investor Barington Capital Group LP launched a fight for seats on the company’s board. The activist fund, which owns a 1.4% stake in Chico’s and has been in private discussions with the company since March, isn’t agitating for a leadership change or sale of the business. Instead, it is arguing that the company’s expenses are too high relative to its peers and its centralized structure is inefficient.

In a prepared statement on Thursday, Barington Chairman and Chief Executive  James A. Mitarotonda stated that while the firm is pleased Chico’s is moving to reduce expenses and decentralize marketing, it was “unclear whether these steps would have been taken without our involvement.”

“As Chico’s disappointing financial performance indicates, there is still much more work that needs to be done, particularly on the revenue side of the business,” Mr. Mitarotonda stated.

Chico’s is one of the few brands that targets older women, which analysts say is an underserved group. In addition to its namesake stores, its brands include White House Black Market and lingerie label Soma.

Chief Executive  Shelley Broader said that weak customer traffic in the sector weighed on the company’s sales but that Chico’s overall store traffic trended better than its peers.

For the period ended April 30, Chico’s reported a profit of $31.1 million, or 23 cents a share, compared with $32.5 million, or 22 cents a share, a year earlier. Excluding restructuring-related charges and other items, adjusted per-share earnings fell to 25 cents from 30 cents. Revenue decreased 7.9% to $643 million. Excluding Boston Proper, which was sold in January, sales fell 4.4%.

Analysts polled by Thomson Reuters expected per-share profit of 31 cents and revenue of $668 million.

Gross margin fell to 40.8% from 42.4%.

Comparable sales fell 4.2%, reflecting reduced average sales and a slight decline in transactions.

Item 2:  On May 25, 2016, Barington Companies Equity Partners, L.P. delivered a letter to the Company, within its rights as a shareholder of the Company under Florida law, demanding production of the Company’s shareholder list, pursuant to Section 607.1602 of the Florida Business Corporation Act.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Barington intends to make a preliminary filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement and an accompanying WHITE proxy card to be used to solicit votes for the election of its nominees at the 2016 Annual Meeting of Stockholders of Chico’s FAS, Inc., a Florida corporation.

The following persons are anticipated to be, or may be deemed to be, participants in any such proxy solicitation:  Barington Companies Equity Partners, L.P., Barington Companies Investors, LLC, Barington Capital Group, L.P., LNA Capital Corp., James A. Mitarotonda, Janet E. Grove, Hilco, Inc., Joseph Gromek, SMS Capital, LLC, Thor ECM LLC and JM Cohen Long-Term Investment Fund, L.P.

BARINGTON STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ SUCH PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN THE PROXY SOLICITATION.  SUCH PROXY STATEMENT, WHEN FILED, AND ANY OTHER RELEVANT DOCUMENTS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, STOCKHOLDERS MAY ALSO OBTAIN A COPY OF THE PROXY STATEMENT, WHEN FILED, WITHOUT CHARGE, BY CONTACTING BARINGTON’S PROXY SOLICITOR, OKAPI PARTNERS LLC, AT ITS TOLL-FREE NUMBER: (877) 566-1922 OR AT INFO@OKAPIPARTNERS.COM.

As of the close of business on May 26, 2016, Barington Companies Equity Partners, L.P. beneficially owned directly 1,735,129 shares of common stock, $0.01 par value (the “Common Stock”), of the Company, including 850,000 shares of Common Stock underlying certain call options that are exercisable within sixty (60) days hereof. As of the close of business on May 26, 2016, Hilco, Inc. owned directly 51,830 shares of Common Stock. As of the close of business on May 26, 2016, 51,830 shares of Common Stock were held in a certain account managed by Barington Companies Investors, LLC, on behalf of MSF Partners, LLLP (the “MSF Account”). As of the close of business on May 26, 2016, Thor ECM LLC owned directly 22,000 shares of Common Stock. As of the close of business on May 26, 2016, JM Cohen Long-Term Investment Fund, L.P. owned directly 40,000 shares of Common Stock. As of the close of business on May 26, 2016, SMS Capital, LLC owned directly 85,000 shares of Common Stock. As of the close of business on May 26, 2016, Joseph R. Gromek owned directly 41,819 shares of Common Stock. Barington Companies Investors, LLC, as the general partner of Barington Companies Equity Partners, L.P. and the investment advisor to the MSF Account, may be deemed the beneficial owner of an aggregate of 1,786,959 shares of Common Stock, consisting of 1,735,129 shares beneficially owned by Barington Companies Equity Partners, L.P. and 51,830 shares held in the MSF Account. Barington Capital Group, L.P., as the majority member of Barington Companies Investors, LLC, may be deemed the beneficial owner of an aggregate of 1,786,959 shares of Common Stock, consisting of 1,735,129 shares beneficially owned by Barington Companies Equity Partners, L.P. and 51,830 shares held in the MSF Account. LNA Capital Corp., as the general partner of Barington Capital Group, L.P., may be deemed the beneficial owner of an aggregate of 1,786,959 shares of Common Stock, consisting of 1,735,129 shares beneficially owned by Barington Companies Equity Partners, L.P. and 51,830 shares held in the MSF Account. Mr. Mitarotonda, as the sole stockholder and director of LNA Capital Corp., may be deemed the beneficial owner of an aggregate of 1,786,959 shares of Common Stock, consisting of 1,735,129 shares beneficially owned by Barington Companies Equity Partners, L.P. and 51,830 shares held in the MSF Account. Mr. Mitarotonda disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.  As of the close of business on May 26, 2016, Ms. Grove did not beneficially own any shares of Common Stock.